FOR FURTHER INFORMATION:                                            TRADED: NYSE
                                                                    SYMBOL:  ELK
Richard J. Rosebery, Executive Vice President and Chief Financial Officer
(214) 851-0500

PRESS RELEASE
FOR IMMEDIATE RELEASE


     ELCOR REPORTS HIGHER FISCAL 1997 SECOND QUARTER SALES AND EARNINGS;
        NEW CALIFORNIA PLANT ACHIEVES BREAK-EVEN LEVEL OF OPERATIONS

DALLAS, TEXAS, January 16 , 1997. . . . Elcor Corporation announced today that sales for the fiscal 1997 second quarter ending December 31, 1996 rose 11.5% to $50.6 million from $45.4 million for the year-ago quarter. Net income increased to $2,309,000, or $.26 per share, from $2,124,000, or $.24 per share, in the same quarter last year.

For the six months ending December 31, 1996, sales rose $21.3 million to $115.2 million, up 22.7% from $93.9 million last year. Net income increased to $6,077,000, or $.69 per share, from $5,787,000, or $.65 per share, in the first half last year.

Roy E. Campbell, Chairman and Chief Executive Officer, said, "In the Roofing Products sector, continued growth in demand for our Elk subsidiary's patented Enhanced High Definition(R) and Raised Profile(TM) Prestique(R) premium laminated fiberglass asphalt shingles accounted for most of the increase in second quarter and first half sales.

                                                                           /more
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PRESS RELEASE
Elcor Corporation Quarterly Results
January 16, 1997
Add One

"Our new major asphalt roofing plant at Shafter, California achieved a break-even level of operations for the first time during this year's second quarter. Operating profits at this plant in October and November were largely offset during the seasonally slow month of December. We expect the new plant should substantially increase its contribution to earnings with the seasonal pickup in demand this spring.

"Start-up operations at Elk's new nonwoven fiberglass mat plant at Ennis, Texas continued during the second quarter. This new plant is now supplying all three of Elk's asphalt roofing plants with nonwoven fiberglass roofing mats, and it will begin supplying other manufacturers' plants with nonwoven fiberglass roofing mats this spring. During this year's second quarter, only $88,000 of deferred preoperating costs at the new Ennis facility were capitalized.

"The company's Industrial Products segment achieved improved operating results primarily because of increased fees for use of Elcor's cryogenic technology generated by Ortloff Engineers, LTD.," he said.

FINANCIAL POSITION

Elcor's financial position remains strong. First half cash flows from operating activities of $25.8 million fully covered the $11.9 million spent in investing activities and permitted us to reduce long-

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PRESS RELEASE
Elcor Corporation Quarterly Results
January 16, 1997
Add Two

term debt by $14 million from $53 million at June 30, 1996 to $39 million at December 31, 1996, the low point in our working capital cycle. In the second quarter, the company increased its unsecured long-term revolving credit facilities to $80 million through October 31, 1999. The increased credit facilities will be used to finance both the seasonal pickup in working capital needs and the strong growth in demand expected in the year ahead. At December 31, 1996, shareholders' equity was $107.5 million; total capital was $146.5 million; long-term debt as a percent of total capital was 26.6% and the current ratio was 2.4:1.

OUTLOOK

Campbell said, "We continue to expect that strong demand for Elk's patented Enhanced High Definition and Raised Profile Prestique shingles will boost shipments and sales to record levels for fiscal 1997. For the third quarter, we continue to believe that earnings per share should be in the general range of, or possibly lower than, the fiscal 1996 comparable quarter because the manufacturing output and sales at the new plants may be below the break-even point during this seasonally slow quarter. However, fourth quarter sales and earnings should benefit from the seasonal increase in demand for products produced by these two major new facilities. Our forecast for earnings per share for the fiscal year ending June 30, 1997 remains in the range of $1.30 to $1.50 per share, up from $1.16 per share in fiscal 1996.
                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
January 16, 1997
Add Three

"Longer term, our significant investments to expand capacity should enable Elcor to achieve strong growth in sales and earnings over the next several years," he concluded.

SAFE HARBOR PROVISIONS

In accordance with the recently enacted safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs and the time that it takes to bring the new Shafter, California and Ennis, Texas plants to consistently profitable operations, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 10-K for the fiscal year ended June 30, 1996 and its Forms 8-K dated October 16, 1996 and January 16, 1997.
                               _ _ _ _ _ _ _ _

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.

                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
January 16, 1997
Add Four


CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                           Second Quarter                                      Trailing
                                         Three Months Ended        Six Months Ended        Twelve Months Ended
                                            December 31,             December 31,             December 31,
                                          1996        1995         1996        1995         1996         1995
                                        --------    --------    ---------    --------    ---------    ---------
SALES                                   $ 50,636    $ 45,362    $ 115,172    $ 93,890    $ 217,744    $ 178,501
                                        --------    --------    ---------    --------    ---------    ---------
COSTS AND EXPENSES:
  Cost of sales                           39,242      33,965       89,766      69,821      168,467      132,649
  Selling, general & administrative        7,680       7,353       15,577      14,105       30,593       28,163
  Reduction in value of assets                 0         558            0         558        1,595            0
  Interest expense, net                       52          19          213          44          352           76
                                        --------    --------    ---------    --------    ---------    ---------

Total Costs and Expenses                  46,974      41,895      105,556      84,528      201,007      160,888
                                        --------    --------    ---------    --------    ---------    ---------

INCOME BEFORE INCOME TAXES                 3,662       3,467        9,616       9,362       16,737       17,613
Provision for income taxes                 1,353       1,343        3,539       3,575        6,163        6,591
                                        --------    --------    ---------    --------    ---------    ---------

NET INCOME                              $  2,309    $  2,124    $   6,077    $  5,787    $  10,574    $  11,022
                                        ========    ========    =========    ========    =========    =========

NET INCOME PER SHARE                    $   0.26        0.24    $    0.69    $   0.65    $    1.20    $    1.25
                                        ========    ========    =========    ========    =========    =========

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING             8,843       8,838        8,818       8,840        8,845        8,821
                                        ========    ========    =========    ========    =========    =========

PRESS RELEASE
Elcor Corporation Quarterly Results
January 16, 1997
Add Five

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)

                                                                  December 31,
ASSETS                                                     1996                 1995
                                                         ---------            ---------
Cash and cash equivalents                                $   2,917            $   5,168
Receivables, net                                            29,207               26,192
Inventories                                                 21,445               17,097
Deferred income taxes                                        2,647                1,996
Prepaid expenses and other                                   2,483                1,433
                                                         ---------            ---------

   Total Current Assets                                     58,699               51,886

Property, plant and equipment, net                         118,147               92,912
Net assets of discontinued operations                        3,012                7,175
Other assets                                                 1,285                1,753
                                                         ---------            ---------

   Total Assets                                          $ 181,143            $ 153,726
                                                         =========            =========

                                                                  December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                       1996                 1995
                                                         ---------            ---------
Accounts payable & accrued liabilities                   $  24,681            $  24,706
Current maturities on long-term debt                             0                    0
                                                         ---------            ---------

   Total Current Liabilities                                24,681               24,706

Long-term debt, net                                         39,000               25,000
Deferred income taxes                                       10,009                5,295
Shareholders' equity                                       107,453               98,725
                                                         ---------            ---------

   Total Liabilities and Shareholders' Equity            $ 181,143            $ 153,726
                                                         =========            =========

PRESS RELEASE
Elcor Corporation Quarterly Results
January 16, 1997
Add Six

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                            For the Six Months Ended
                                                                  December 31,
                                                           1996                 1995
                                                         ---------            ---------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                               $   6,077            $   5,787
Adjustments to net income
  Depreciation and amortization                              3,872                1,509
  Reduction in value of assets                                   0                  558
  Deferred income taxes                                      1,760                1,715
  Changes in assets and liabilities:
    Trade receivables                                       13,275                6,718
    Inventories                                              5,303               (5,396)
    Prepaid expenses and other                                (527)               1,498
    Accounts payable and accrued liabilities                (3,913)               3,309
                                                         ---------            ---------

Net cash from operating activities                          25,847               15,698
                                                         ---------            ---------

INVESTING ACTIVITIES
  Additions to property, plant & equipment                 (11,794)             (19,782)
  Other                                                        (57)                (401)
                                                         ---------            ---------
Net cash from investing activities                         (11,851)             (20,183)
                                                         ---------            ---------

FINANCING ACTIVITIES
  Long-term borrowings (repayments)                        (14,000)               6,600
  Dividends on common stock                                 (1,230)              (1,048)
  Treasury stock transactions and other, net                   407                  370
                                                         ---------            ---------

Net cash from financing activities                         (14,823)               5,922
                                                         ---------            ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          (827)               1,437

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR               3,744                3,731

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $   2,917            $   5,168
                                                         =========            =========